EXHIBIT 10.5


NORTH CAROLINA
                                                   AMENDMENT TO THE
                                                  ROSE'S STORES, INC.
COUNTY OF VANCE                                VARIABLE INVESTMENT PLAN

     THIS AMENDMENT, made and entered into this 30 day of December, 1993, by and between ROSE'S STORES, INC., a Delaware corporation (the "Employer"), and Central Carolina Bank and Trust
Company, a institution having banking powers in North Carolina
(the "Trustee"):

                      W I T N E S S E T H:

     WHEREAS, the Employer has previously established the Rose's
Stores, Inc. Variable Investment Plan (the "Plan") for the benefit of its eligible Associates, as last amended and restated generally effective January 1, 1989;

     WHEREAS, the Employer has reserved the right to amend or modify the Plan at any time;

     WHEREAS, the Employer has authorized and directed the officers of the Employer to amend the Plan to give effect to the elimination of the Company Stock Fund as an available investment option for contributions made to the Plan on and after September 5, 1993.

     NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the Employer does hereby amend the Plan as follows effective September 1, 1993, except where provided otherwise:

     1. Subparagraphs (a), (b), (c) and (d) of Paragraph 2.14 shall be deleted in their entirety and the following shall be inserted in lieu thereof:

               (a)  the Guaranteed Income Fund;

               (b)  the Fidelity Magellan Fund;

               (c)  the Biltmore Fixed Income Fund;

               (d) the Company Stock Fund, which shall accept no additional contributions on or after September 1, 1993; and

               (e)  such other Investment Funds as the Advisory
     Committee may designate from time to time, in its discretion.

     2. The text of Paragraph 2.17 shall be modified by deleting subparagraph (d) and redesignating subparagraphs (e), (f), (g) and (h) as subparagraphs (d), (e), (f) and (g).


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     3.  The second sentence of Paragraph 4.4 shall be modified to read as follows:

     The Matching Contribution shall be limited to a specified percentage of the Tax Deferred Contributions made by a Participant.

     4.  Paragraph 4.9 shall be modified to read as follows:

     All contributions made to the Plan shall be made in cash.

     5. In Paragraph 6.4(b), the reference to Paragraph 2.16 shall be deleted and a reference to Paragraph 2.17 shall be inserted in lieu thereof.

     6. A new Paragraph 7.10, which shall read as follows, shall be inserted immediately following Paragraph 7.9:

          7.10   Direct Rollover.

               (a)This Paragraph 7.10 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Paragraph, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                      (i) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under (Section Mark) 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                      (ii) An eligible retirement plan is an
          individual retirement account described in (Section Mark) 408(a) of the Code, an individual retirement annuity described in (Section Mark) 408(b) of the Code, an annuity plan described in (Section Mark) 403(a) of the Code, or a qualified trust described in (Section Mark) 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case


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          of an eligible rollover distribution to the surviving
          spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                      (iii) A distributee includes an Associate or former Associate. In addition, the Associate's or former Associate's surviving spouse and the Associate's or former Associate's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in (Section Mark) 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                      (iv) A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

     7. Paragraph 7.5(c) shall be modified by adding the following at the end thereof:

     Notwithstanding the foregoing, a distribution may commence before the end of the thirty (30) day period described above, provided that:

                      (i) the Advisory Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (or, if applicable, the form of distribution), and

                      (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

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     IN WITNESS WHEREOF, the Employer has caused these presents to be executed by a duly authorized officer and its corporate seal to be affixed hereto, and the Trustee has affixed hereto its hand and seal, all as of the day first written above.

                                  EMPLOYER:

                                  ROSE'S STORES, INC.
ATTEST:
                                  By:  George L. Jones
George T. Blackburn, II

[Corporate Seal]

                                  TRUSTEE:

                                  CENTRAL CAROLINA BANK AND
                                  TRUST COMPANY
ATTEST:
                                  By:


[Corporate Seal]



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     IN WITNESS WHEREOF, the Employer has caused these presents to be executed by a duly authorized officer and its corporate seal to be affixed hereto, and the Trustee has affixed hereto its hand and seal, all as of the day first written above.

                                  EMPLOYER:

                                  ROSE'S STORES, INC.
ATTEST:
                                  By:


[Corporate Seal]

                                  TRUSTEE:

                                  CENTRAL CAROLINA BANK AND
                                  TRUST COMPANY
ATTEST:
Alberta M. Buxton                 By: K. Coffield Knight
Assistant Secretary                   1st Vice President

[Corporate Seal]